Exhibit 21.1

Subsidiaries of the Registrant

Warner Instruments LLC (United States)
Hoefer, Inc. (United States)
KD Scientific, Inc. (United States)
Biochrom US, Inc. (United States)
Denville Scientific, Inc. (United States)
Cartesian Technologies, Inc. (United States)
Harvard Apparatus Limited (United Kingdom)
Biochrom Limited (United Kingdom)
Scie-Plas Ltd. (United Kingdom)
Walden Precision Apparatus Ltd. (United Kingdom)
Harvard Apparatus, S.A.R.L. (France)
Asys Hitech GmbH (Austria)
Hugo Sachs Elektronik Harvard Apparatus GmbH (Germany)
Ealing Scientific Limited (doing business as Harvard Apparatus, Canada) (Canada)
Panlab S.L. (Spain)
FKA GSI US, Inc. (formerly Genomic Solutions, Inc.) (United States)
FKAUBI, Inc. (formerly Union Biometrica, Inc.) (United States)
Genomic Solutions Canada, Inc. (United States)
Coulbourn Instruments, LLC (United States)
CMA Microdialysis AB (Sweden)
AHN Biotechnologie GmbH (Germany)
AHN Acquisition GmbH (Germany)
BioDrop Ltd. (United Kingdom)
Multi Channel Systems MCS GmbH (Germany)
Triangle BioSystems, Inc. (United States)
HEKA Electronik Dr. Schulze GmbH (Germany)
HEKA Electronics Incorporated (Canada)
HEKA Instruments Incorporated (United States)